Exhibit 10.32

         AGREEMENT made this 13th day of March, 1996, by and between
LILLIAN VERNON CORPORATION ("Company"), a Delaware corporation with offices at 543 Main Street, New Rochelle, New York 10801 and HOWARD GOLDBERG
("Executive") residing at                   .

                                R E C I T A L S
     WHEREAS:

     A.   The Company desires to employ Executive; and
     B. The Company is willing to provide certain benefits to Executive subject to Executive faithfully fulfilling certain obligations, all as described below.

     NOW, THEREFORE, the parties agree as follows:

     1.   EMPLOYMENT.
          (a) The Company employs the Executive as President and Chief Operating Officer of the Company, and the Executive accepts such employment upon the terms and conditions hereinafter set forth.

          (b) Executive shall be appointed as a Director of the Company at the next Board of Directors meeting of the Company. Executive agrees to submit his resignation as a director of the Company upon expiration or termination of this Agreement for any reason whatsoever. Executive shall serve as a Director without additional compensation.

          (c) Executive shall be subject to such policies and directions as may be established or given by the Company's Chief Executive Officer or the Company's Board of Directors from time to time not inconsistent with this Agreement and his position with the Company. The Executive shall report to the Chief

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Executive Officer of the Company. The Executive shall devote his entire business time to the business and affairs of the Company.
         Notwithstanding the foregoing, however, the Executive may, from time to time, upon the express approval of the Board of Directors of the Company, serve and continue to serve on the Board of Directors of and hold any other offices or positions in, companies or organizations, which, in the Company's Board's judgment, will not present any conflict of interest with the Company, or any of its subsidiaries or affiliates or divisions, as may now be in existence or may hereafter be in existence, or materially affect the performance by the Executive of his duties under this Agreement. Such activity by the Executive, however, shall at all times be subject to the limitations imposed upon the Executive pursuant to Section 5 hereof.
          (d) In connection with his employment hereunder, the Executive will perform such duties for the Company's subsidiaries and affiliates consistent with his position as the Company's Chief Executive Officer or the Board of Directors of the Company may from time to time direct, all without further compensation hereunder or from any such subsidiary or affiliate.

     2.   TERM.
          (a) Subject to earlier termination by the Company as hereinafter provided in Section 4 hereof, the employment term of this Agreement shall be for a period of three (3) years commencing on March 29, 1996 and terminating March 28, 1999 ("Initial Employment Period").
          (b)  After the expiration of the Initial Employment
Period, this Agreement shall continue at will terminable on

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ninety (90) days' prior written notice by either party to the other, which notice may be given at any time provided the effective date of termination set forth in such notice is on or after the end of the Initial Employment Period. (The entire period of employment is hereinafter referred to as the "Employment Period").

     3.   COMPENSATION; OTHER BENEFITS.
          (a) As compensation for the services to be rendered by Executive hereunder during the Employment Period, the Company shall pay to the Executive, and the Executive shall accept a base salary of Three Hundred Fifty Thousand ($350,000) Dollars per annum. Such salary shall be payable in accordance with customary payroll practices, subject to any deductions or withholding required by applicable law.
          (b) In addition to Executive's base salary set forth in Section 3(a) above, Executive shall be entitled to receive a bonus pursuant to the Company's bonus policy of up to fifty (50%) percent of Executive's base salary. The bonus earned shall be such amount as is determined by the Compensation Committee of the Board of Directors of the Company consistent with the Company's bonus policy. It has been agreed, however, that for the fiscal year ending on or about February 22, 1997, the Executive's bonus shall be no less than Seventy Five Thousand ($75,000) Dollars.
          (c) The Company shall grant the Executive, on the date of the commencement of Executive's employment, Non-Qualified Stock Options for Seventy-Five Thousand (75,000) shares of common stock which will vest and become exercisable over a three-year period - one-third (1/3) on each annual anniversary date of the

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Executive's employment. The exercise price shall be the closing price of the stock on the American Stock Exchange on the date of the commencement of the Executive's employment. The Company shall also grant the Executive ten thousand (10,000) shares of Restricted Stock at par value, which will vest over a two (2) year period - one-half (1/2) on the first anniversary date of Executive's employment with the Company and the balance on the second anniversary date of Executive's employment with the Company. The above grants shall be made pursuant to the Company's Performance Unit, Restricted Stock, Non-Qualified Option and Incentive Stock Option Plan, as amended.

          (d) Executive shall be paid a signing bonus of Fifty Thousand ($50,000) Dollars (subject to any deductions or withholding required by applicable law) upon the commencement of his employment with the Company.

          (e) The Company shall provide Executive with an automobile suitable to Executive's status in the Company and shall reimburse him for any insurance, maintenance, oil and gas costs incurred by him. Executive will be chargeable with W-2 compensation for personal use of said automobile as required by applicable Internal Revenue Service regulations.

          (f) The Executive shall be entitled to an annual paid vacation of not less than four (4) weeks. Such vacation shall be taken at such time or times during the year as shall be consistent with the requirements of the Company and the Executive.

          (g) During the Employment Period, Executive shall be furnished with such benefits (including but not limited to any

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health, disability and life insurance benefits and profit sharing plans, automobile privileges and the like) as are made available to other senior executives of the Company subject, however, to such eligibility requirements, restrictions and limitations as may be generally provided with regard to any such benefits and plans and subject always to the Company's right to amend or terminate such benefits or plans for its employees generally or its senior executives.

          (h) If this Agreement is terminated by the Company by reason of Executive's disability pursuant to the provisions of Section 4 hereof, then the Company agrees to continue to pay to Executive his base salary (less sums paid to him under any of the disability insurance policies paid for by the Company) for a period of ninety (90) days following the date of such termination.

          (i) The Company further agrees to furnish Executive with a private office and such other assistance and accommodations as shall be suitable to the character of Executive's position with the Company and adequate performance of his duties hereunder.

          (j) On or before the eighteen month anniversary date of this Agreement, Executive's compensation package as set forth above, the term of this Agreement and the termination provisions of this Agreement shall be reviewed by the Company; provided, however, that the Company shall be under no obligation to increase any of such benefits or extend the term of this Agreement and provided, further, however, that the Company may in

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no event decrease such benefits or shorten the term of this
Agreement.
        4.TERMINATION.

          (a) The Company shall be entitled, in accordance with the procedures set forth below, to terminate this Agreement and to discharge the Executive for "cause" without further obligation or liability on the part of the Company under the terms of this Agreement or otherwise relating to his employment except for accrued compensation and benefits. The term "cause" shall be limited to the following grounds:

          (i) The Executive shall fail to remedy any intentional material breach of his obligations to the Company within fifteen (15) business days after he has received written notice from the Company specifying such breach in reasonable detail, or if such breach cannot be reasonably remedied within fifteen (15) business day period, the Executive shall have commenced diligent efforts to remedy such breach within such fifteen (15) business day period and shall have remedied such breach within sixty (60) days after Executive has received written notice as aforesaid;

          (ii) The Executive shall intentionally materially breach any such obligation on a second occasion after he has received written notice of such breach as provided in subsection 4(a)(i) above;

          (iii) Conviction of a felony crime;

          (iv) The crime of theft or misappropriation of the Company's property;

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          (v)  Intentionally making a material false written statement to the
Company's Board of Directors regarding the affairs of the Company; and

          (vi) Executive shall become disabled.
         For purposes of this Agreement, "disability" shall mean an illness, disability or other incapacity (whether physical or mental) which has prevented Executive from performing his regular duties on a full-time basis for ninety five (95) consecutive days, or ninety five (95) days in any consecutive twelve (12) month period. In the event Executive disputes that he is disabled and provides to the Company a written opinion of a licensed physician of the State of New York (the "Executive's Physician") to that effect, then he agrees to submit to a physical examination by a licensed physician of the State of New York chosen by the Company (the "Company's Physician"). If the Company's Physician issues a written opinion to the effect that Executive is disabled, then such dispute shall be submitted to a third physician chosen jointly by the Executive and the Company (the "Neutral Physician"). If the Executive and the Company cannot agree on the Neutral Physician within ten (10) days after the issuance of the Company's Physician's opinion, then either party may apply to the American Arbitration Association for the appointment of the Neutral Physician. The determination of the Neutral Physician shall be final and binding upon the parties hereto.
          (b) (i) In the event the Company terminates Executive's employment without "cause" during the Initial Employment Period (i.e., not pursuant to the provisions of

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Section 4(a) above), then the Company shall pay to Executive in accordance with its then customary payroll practices one hundred (100%) percent of his base salary in effect on the date of such termination until (the "Severance Period") the earlier of (x) March 28, 1999 and (y) the date which is twenty four (24) months after the date of such termination and (z) the date Executive becomes employed by or becomes a consultant to a Competitor, as defined in
Section 5(a). Executive shall not be obligated to mitigate damages. Executive shall not be considered an employee of the Company during the Severance Period for vesting or any other purpose whatsoever.
              (ii) The above provisions are intended to fully compensate Executive for a termination by the Company without "cause" and Executive shall have no other or further claim against the Company for wrongful discharge.
          (c) The term of employment of Executive hereunder shall terminate in the event of the death of Executive without further obligation or liability on the part of the Company under the terms of this Agreement or otherwise relating to his employment, except that his salary shall continue until the end of the month following the month in which his death occurs.
     5.   RESTRICTIVE COVENANT; IDEAS AND INVENTIONS; AND CONFIDENTIALITY.
          (a) Executive agrees that he will not during the Employment Period directly or indirectly compete with the Company or any of its subsidiaries or render advice or services to or be employed by or represent or be an agent for or participate as a stockholder, partner or joint venturer or have any direct or

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indirect interest in any person, firm or corporation whose business in whole or in part directly or indirectly competes with the business of the Company (a "Competitor"). The foregoing shall not be construed to prevent Executive from owning less than a two (2%) percent interest in any publicly held corporation even if such corporation competes with the Company. In the event the Company terminates this Agreement for cause, then the foregoing restrictive covenant shall continue in effect for the balance of the Initial Employment Period. In all other cases the foregoing restrictive covenant shall terminate upon termination of Executive's employment hereunder.
          (b) (i) Executive does hereby recognize as the exclusive property of and assigns, transfers and conveys to the Company, its successors and assigns, without further consideration, all of his right, title and interest in each and every idea, invention, discovery or improvement (whether or not patentable or copyrightable) relating to any subject matter with which Executive's work for the Company is or may be concerned and which is made, conceived or developed by Executive, either solely or jointly with others, during the period of Executive's employment with the Company or with the use of the Company's personnel, material or facilities ("Ideas", "Systems" and/or "Inventions").
              (ii) Executive agrees without charge to the Company, but at its expense, to execute, acknowledge and deliver all such papers, including applications for patents or copyrights, as may be necessary to obtain patents or convey rights for Ideas, Systems or Inventions in any and all countries

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and to vest title thereto in the Company, its successors or assigns or otherwise vest in the Company full and complete ownership of any such Inventions, copyrights or other protections for intellectual property.

          (c) Executive acknowledges that the Company's trade secrets and know-how form a valuable part of its assets. These trade secrets include, but are not limited to the following:

                   Acquisition and Development Plans
                   Marketing Plans
                   Sources of Supply
                   Methods of Operations
                   Processes, Methods and Specifications
                   Machine and Apparatus Design
                   Customer Lists
                   Credit Information
                   Prices
                   Scheduling
                   Inventory Information
                   Mailing Lists
                   Billing Information
                   Information Systems
                   Computer Programs.

               Executive agrees that he will not disclose any information relating to these or any other trade secrets of the Company during or subsequent to his employment for a period of three (3) years and indefinitely for processes, methods and systems identified to Executive as confidential in writing within ninety (90) days after the termination of his employment with the Company except as authorized in writing by the Company, and Executive further agrees that upon termination of his employment by the Company, Executive shall return all Company files, letters and data which may be in his possession.

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     6.   GENERAL PROVISIONS.
          (a) This Agreement shall be governed, interpreted and enforced in accordance with the laws of the State of New York without regard to its conflicts of laws rules.
          (b) This Agreement contains the entire agreement of the parties and it supersedes all prior agreements made between the parties hereto relating to the subject matter hereof and may not be altered, amended, terminated (except as otherwise specifically provided in Sections 2 and 4 hereof) or modified, except in a writing signed by the parties hereto or by the party who may be affected by such alteration, amendment, termination or modification, and this provision may not be waived, except in writing, and may not be deemed waived orally or by implication.
          (c) This Agreement is binding upon the respective parties hereto, their respective heirs, executors, administrators, distributees, successors and assigns.
          (d) Except as hereinafter provided with respect to injunctive relief, the parties agree to arbitrate any and all claims, controversies or disputes arising under or out of this Agreement or relating in any way thereto. All such claims, controversies or disputes shall be submitted to arbitration in the City of New York, State of New York, to arbitrators designated under and pursuant to the Rules of the American Arbitration Association, and the arbitration shall be had under the auspices of said Association and subject to its rules. The parties consent to the jurisdiction of the Supreme Court of the State of New York and of any United States District Court sitting in the State of New York with respect to any and all proceedings

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relating to any such arbitration, and the parties further agree that any and all process and notices of motions or applications in relation to any such arbitration may be served upon a party personally or by registered or certified mail, return receipt requested. Such service may be accomplished either within or without the State of New York, and such notice shall be given of all applications and hearings as is provided by the laws of the State of New York. The award of the arbitrators shall be final and binding upon the parties and judgment thereon may be entered as provided by the laws of the State of New York. Executive acknowledges that the Company's remedy at law for breach by Executive of the provisions of Section 5(a) during the Initial Employment Period or the provisions of Sections 5(b) and 5(c) at any time is inadequate. Accordingly, Executive agrees that in addition to all other rights and remedies which the Company may have, the Company shall have the right to apply for injunctive relief in the Supreme Court of the State of New York or the United States District Courts sitting in the State of New York (or any other court of competent jurisdiction) and Executive consents to the in personam jurisdiction of the Supreme Court of the State of New York or the United States District Courts sitting in the State of New York whether or not he is then residing in the State of New York.
          (e) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any

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jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Should any provision of this Agreement be so held to be unenforceable, such provision, if permitted by law, shall be considered to have been superseded by a legally permissible and enforceable clause which corresponds most closely to the intent of the parties as evidenced by the provision held to be unenforceable.
          (f) Except for his employment agreement with Federated Department Stores, Inc. which is the subject matter of Section 7 below, Executive represents and warrants that he is not contractually bound to perform services for any person and that he is not restricted from performing his obligations hereunder by reason of a restrictive covenant agreement or otherwise.
          (g) Notices or communications to be provided under this Agreement shall be either personally delivered or sent by prepaid certified mail to the parties at their respective address set forth above or such other address as a party may designated in a notice.
     7. CONDITION PRECEDENT. This Agreement shall be deemed void ab initio unless Executive delivers to the Company on or before March 29, 1996 a duly executed release from Federated
Department Stores, Inc. of his obligations to it and its affiliates under his current employment agreement.

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     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                            LILLIAN VERNON CORPORATION

                                            By:/s/ Lillian Vernon
                                               -------------------------------
                                               Lillian Vernon, CEO


                                            /s/ Howard Goldberg
                                            ----------------------------------
                                            Howard Goldberg, Executive

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